EXHIBIT 99.1

Capstone Green Energy Announces The Appointment of Celia Fanning as Chief Accounting Officer & Controller

LOS ANGELES, CA / BUSINESS WIRE / September 30, 2022 / Capstone Green Energy Corporation (NASDAQ: CGRN), a global leader in carbon reduction and on-site resilient green energy solutions, announced today the appointment of Celia Fanning to the position of Chief Accounting Officer. On September 19, 2022, Capstone Green Energy Corporation (the "Company") appointed Celia Fanning as the Company's Chief Accounting Officer & Controller, effective September 26, 2022.  In this role, Ms. Fanning will become the Company's principal accounting officer.

"Celia brings more than 22 years of finance experience and strong financial acumen to the Capstone team,” stated Darren Jamison, President and Chief Executive Officer of Capstone Green Energy. “With a solid executive style, Celia will be instrumental in quickly implementing improvements across our accounting and reporting processes. We look forward to her participation in our organization's transformation at this important time."

"I've been impressed by the innovation behind Capstone's technology and the team's dedication to improving their global customer's power needs and reducing the impact on the environment, all while saving them money," said Celia Fanning, Chief Accounting Officer and Controller of Capstone Green Energy. "I look forward to working with the Capstone management team."

Prior to joining the Company, Ms. Fanning served as Vice President of Finance & Accounting at Groundwork Coffee Holdings, LLC from April 2018 to February 2022. From September 2015 to October 2017, Ms. Fanning served as Vice President Finance at Spencer N. Enterprises, Inc., Ms. Fanning served as Vice President Finance and Controller for Sentry Control Systems, LLC from February 2011 to September 2015, Ms. Fanning was employed by JAKKS Pacific, Inc. as Vice president Corporate Controller from February 2000 to February 2010.

Ms. Fanning received a Master of Business Administration from the University of Southern California.

About Capstone Green Energy

Capstone Green Energy (NASDAQ: CGRN) is a leading provider of customized microgrid solutions and on-site energy technology systems focused on helping customers around the globe meet their environmental, energy savings, and resiliency goals. Capstone Green Energy focuses on four key business lines. Through its Energy as a Service (EaaS) business, it offers rental solutions utilizing its microturbine energy systems and battery storage systems, comprehensive Factory Protection Plan (FPP) service contracts that guarantee life-cycle costs, as well as aftermarket parts. Energy Generation Technologies (EGT) are driven by the Company's industry-leading, highly efficient, low-emission, resilient microturbine energy systems offering scalable solutions in addition to a broad range of customer-tailored solutions, including hybrid energy systems and larger frame industrial turbines. The Energy Storage Solutions (ESS) business line designs and installs microgrid storage systems creating customized solutions using a combination of battery technologies and monitoring software. Through Hydrogen & Sustainable Products (H2S), Capstone Green Energy offers customers a variety of hydrogen products, including the Company's microturbine energy systems.

To date, Capstone has shipped over 10,000 units to 83 countries and estimates that in FY22, it saved customers over $213 million in annual energy costs and approximately 388,000 tons of carbon. Total savings over the last four years are estimated to be approximately $911 million in energy savings and approximately 1,503,100 tons of carbon savings.

For customers with limited capital or short-term needs, Capstone offers rental systems; for more information, contact: rentals@CGRNenergy.com.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's target for growth of its rental fleet and other statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the sufficiency of the Company's working capital to meet its rental fleet growth target; the ongoing effects of the COVID-19 pandemic; the availability of credit and compliance with the agreements governing the Company's indebtedness; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the Company's ability to adequately protect its intellectual property rights; and departures and other changes in management and other key employees. For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com

SOURCE: Capstone Green Energy Corporation